EXHIBIT 10.73

EXECUTION VERSION

FORM OF ACQUISITION INCREMENTAL JOINDER

ACQUISITION INCREMENTAL JOINDER, dated as of February 10, 2012 (this “Agreement”), by and among the institutions indicated as lenders on the signature pages hereto (each, a “New Loan Lender” and, collectively, the “New Loan Lenders”), Kinder Morgan Kansas, Inc. (formerly known as Kinder Morgan, Inc.), a Kansas Corporation, (the “Current Borrower”, and prior to the merger of the Current Borrower into the Successor Borrower in accordance with Section 10.3 of the Credit Agreement (as defined below), the “Borrower”), Kinder Morgan, Inc., a Delaware corporation (the “Successor Borrower” and after the merger of the Current Borrower into the Successor Borrower in accordance with Section 10.3 of the Credit Agreement (as defined below), the “Borrower”), Citibank, N.A., as administrative agent (in such capacity, the “Current Administrative Agent”) and Barclays Bank PLC, as successor administrative agent (in such capacity, the “Successor Administrative Agent”).

R E C I T A L S:

WHEREAS, the Borrower’s existing credit agreement shall be amended by that certain Amendment No. 2 by and among the Current Borrower, the Successor Borrower, the Current Administrative Agent, Citibank, N.A., as Current Collateral Agent, the Successor Administrative Agent, Barclays Bank PLC, as Successor Collateral Agent, the other Lenders party thereto and the other Credit Parties under the Credit Documents party thereto, into the form of the Amended and Restated Credit Agreement among the Borrower, the Lenders party thereto, Citibank, N.A., as Letter of Credit Issuer, Barclays Bank PLC, as Administrative Agent and Collateral Agent and the other parties thereto (the “Credit Agreement”) (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Current Borrower will have merged into the Successor Borrower pursuant to Section 10.3 of the Credit Agreement as amended by Amendment No. 2 on the Amendment No. 2 Effective Date and the Successor Borrower will have succeeded the Current Borrower as borrower under the Credit Agreement in each case prior to the Restatement Effective Date;

WHEREAS, pursuant to that certain Resignation and Appointment Agreement dated as of [            ], 2012, Citibank, the Current Collateral Agent (as defined therein) and Current Administrative Agent, has resigned as collateral agent and administrative agent effective as of the Restatement Effective Date and Barclays Bank PLC shall serve as Successor Collateral Agent (as defined therein) and Successor Administrative Agent in such capacities from and after the Restatement Effective Date; and

WHEREAS, pursuant to this Agreement, the Borrower wishes to obtain up to $750,000,000 of New Revolving Credit Commitments on the Restatement Effective Date pursuant to the Credit Agreement (as amended by Amendment No. 2 referred to above) to be provided by each of the New Loan Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment on the Restatement Effective Date, as set forth opposite its name on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

1. Condition to Effectiveness. The effectiveness of this Agreement and the Borrower’s receipt of the New Revolving Credit Commitments (subject to the conditions set forth in Section 2 hereof) hereunder is subject to the due execution and delivery of this Agreement by the Borrower, the Current Administrative Agent, the Successor Administrative Agent and the New Loan Lender(s) party hereto (the date of satisfaction of such condition, the “Effective Date”). Each party hereto agrees that their signature and consent to this Agreement, once delivered, are irrevocable and may not be withdrawn.

Upon satisfaction of the above “Condition to Effectiveness” on the Effective Date, this Agreement shall be a binding agreement between the parties hereto. Upon the Effective Date, for purposes of the Commitment Letter dated as of October 16, 2011 (the “Commitment Letter”) by and among Kinder Morgan, Inc. and Barclays Bank PLC, the Borrower shall be deemed to have received the New Revolving Credit Commitments hereunder in an aggregate principal amount of $750,000,000, and the commitments of the Commitment Party (as defined in the Commitment Letter) under the Revolving Facility (as defined in the Commitment Letter) shall be reduced on a dollar for dollar basis as set forth in clause (a) of the section entitled “Mandatory Reduction of Commitments” in Exhibit C-3 of the Commitment Letter.

2. Condition to Availability. Notwithstanding anything to the contrary set forth herein or in the Credit Agreement, the Increased Amount Date with respect to the New Revolving Credit Commitments hereunder shall not occur, no assignments by the New Loan Lenders of any New Revolving Credit Commitments hereunder shall be permitted and no Borrowings under the New Revolving Credit Commitments hereunder shall be available to the Borrower, until the following conditions are satisfied:

a.	The occurrence of the Restatement Effective Date and effectiveness of the Credit Agreement in accordance with the terms of Amendment No. 2; and

b.	The Borrower shall deliver or cause to be delivered, to the Successor Administrative Agent, the Collateral Agent, the Global Coordinator, and the New Loan Lenders party hereto, any legal opinions referenced in Section 3(b) below.

3. Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

a.	The Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Credit Commitments;

b.	The Borrower shall deliver or cause to be delivered the legal opinions of (i) Simpson Thacher & Bartlett LLP, counsel to the Borrower in substantially in the form of Exhibit I-1 of Amendment No. 2 (with such changes directly related to any changes in fact, law, rule or regulation that are the subject of such opinions between the Amendment No. 2 Effective Date and the Restatement Effective Date as may be made in Simpson Thacher & Bartlett LLP’s reasonable discretion as well as any changes requested by Simpson Thacher & Bartlett LLP’s opinion committee during such time and agreed to by the Global Coordinator in its reasonable discretion) and (ii) each local counsel to the Borrower in the jurisdictions listed in Schedule I of Amendment No. 2 in substantially the forms attached as Exhibits I-2 and I-3 to Amendment No. 2 (with such changes directly related to any changes in fact, law, rule or regulation that are the subject of such opinions between the Amendment No. 2 Effective Date and the Restatement Effective Date as may be made in each such local counsel’s reasonable discretion as well as any changes requested by each such local counsel during such time and agreed to by the Global Coordinator in its reasonable discretion). The Borrower and the other Credit Parties hereby instruct such counsel to deliver such legal opinions; and

c.	The Borrower shall pay to each New Loan Lender the Ticking Fee (as defined below) earned from the Effective Date and through the earlier of the Restatement Effective Date or the Outside Date (as defined below), which Ticking Fee, to the extent earned, shall be payable on the earlier of the (i) Restatement Effective Date and (ii) the Outside Date.

“Ticking Fee” means a non-refundable ticking fee calculated at the Applicable Ticking Fee Rate (as defined below) on each New Loan Lender’s New Revolving Credit Commitments. “Applicable Ticking Fee Rate” means the rate per annum set forth below in Column B below opposite the applicable “Debt Ratings of the Borrower” from Moody’s and S&P in Column A below, in each case, with a stable or better outlook:

Level	Column A (Debt Ratings of the Borrower)	Column B (Applicable Ticking Fee Rate)
Level 1	BBB-/Baa3 or higher	0.25%
Level 2	BB+/Ba1	0.30%
Level 3	BB/Ba2	0.375%
Level 4	BB-/Ba3 or lower	0.50%

In the event of a split rating, the Applicable Ticking Fee Rate will be determined by reference to the “Level” in the grid above in which the higher rating appears, unless the split in the Debt Ratings is two or more Levels apart, in which case the Applicable Ticking Fee Rate will be determined by reference to the Level in the grid that is one higher than the Level in which the lower rating appears. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. Prior to the public announcement of Debt Ratings for the Borrower that give effect to the Transactions, the Applicable Ticking Fee Rate will be determined by reference to Level 2 in the grid above.

d.	The Borrower shall pay to each New Loan Lender a non-refundable upfront fee (the “Upfront Fees”) equal to 0.25% of each New Loan Lender’s New Revolving Credit Commitments to be earned upon this date hereof and payable on the earlier of (i) the Restatement Effective Date and (ii) the Outside Date (as defined below).

e.

For the avoidance of doubt, any Ticking Fees or Upfront Fees paid or payable by the Borrower to any New Loan Lender under this Agreement shall not be duplicative of (i) any ticking fees actually paid to Barclays Capital pursuant to Exhibit C of the Commitment Letter dated as of October 16, 2011, to the extent earned with respect to the period after the Effective Date, (ii) any “Revolving Facility Upfront Fee” (as defined in the Fee Letter) actually paid to Barclays Capital pursuant to the Fee Letter (the “Fee Letter”), dated as of October 16, 2011, between Barclays Capital and the Successor Borrower and (iii) any “Revolving Facility

Upfront Fee” (as defined in the Joinder) actually paid to the Additional Commitment Parties (as defined in the Joinder) pursuant to the terms of the Joinder Agreement (the “Joinder”), dated as of October 31, 2011 among the Successor Borrower, Barclays Capital and the other Additional Commitment Parties party thereto, in each case on account of the New Revolving Credit Commitments.

4. Successor Administrative Agent Covenant. Upon the Restatement Effective Date, the Successor Administrative Agent will record this Agreement in the Register.

5. New Loan Lender Covenant. Upon the Restatement Effective Date, each New Loan Lender covenants and/or confirms that:

a.	Such New Loan Lender shall be subject to the requirements set forth in Sections 5.4(d) and (e) of the Credit Agreement and shall deliver to the Successor Administrative Agent an Administrative Questionnaire as required by Section 14.6(b)(ii)(D) of the Credit Agreement;

b.	If such New Loan Lender is not a Lender under the Existing Credit Agreement, such New Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder; and

c.	If such New Loan Lender is not a Lender under the Existing Credit Agreement, such New Loan Lender has delivered to the Successor Administrative Agent such forms, certificates or other documents with respect to United States federal income tax withholding matters as such New Loan Lender is required to deliver to the Successor Administrative Agent pursuant to Section 5.4(d), Section 5.4(e), and/or Section 5.4(h) of the Credit Agreement.

6. Credit Agreement Governs. Except as set forth in this Agreement, the New Revolving Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

7. Notice. For purposes of the Credit Agreement, the initial notice address of each New Loan Lender that is not a Lender under the Existing Credit Agreement shall be as set forth below its signature below.

8. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

13. Outside Date. Notwithstanding anything herein to the contrary, if the Outside Date (as defined below) occurs prior to the Restatement Effective Date and the availability of the New Revolving Credit Commitments pursuant to Section 2 hereunder, the New Revolving Credit Commitments hereunder shall automatically terminate. “Outside Date” shall mean the earlier of (i) 11:59 p.m. (New York time) on June 30, 2012 (the “Initial Outside Date”) or, if the conditions set forth in the following sentence have been satisfied, 11:59 p.m. (New York time) on December 31, 2012 (the “Extended Outside Date”) and (ii) the date of termination of all New Revolving Credit Commitments hereunder prior to the Restatement Effective Date by delivery of an irrevocable written notice by the Borrower to each of the New Loan Lenders of the termination of all such New Revolving Credit Commitments (whereupon such New Revolving Credit Commitments shall be terminated). The Borrower may extend the Initial Outside Date to the Extended Outside Date so long as (x) the “Walk-Away Date” (as defined in the Acquisition Agreement) has been extended to the “Extended Walk-Away Date” (as defined in the Acquisition Agreement) pursuant to Section 7.1(b)(i) of the Acquisition Agreement (as in effect on the Amendment No. 2 Effective Date (with such changes as are not materially adverse to any material interest of the Lenders)), (y) the Borrower shall have delivered to the Successor Administrative Agent a copy of the written extension notice required under such Section 7.1(b)(i) of the Acquisition Agreement promptly upon delivery of the same under the Acquisition Agreement and in any case on or prior to the Initial Outside Date and (z) the Borrower shall pay to the Global Coordinator an extension fee for the ratable benefit and account of the New Loan Lenders in an amount equal to 0.25% of the New Revolving Credit Commitments of the New Loan Lenders on or prior to the earlier to occur of (i) the Restatement Effective Date and (ii) the Outside Date.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly Authorized Officer to execute and deliver this Agreement as of February 10, 2012.

KINDER MORGAN, INC.

By:	/s/ Joseph Listengart
Name:	Joseph Listengart
Title:	Vice President

KINDER MORGAN KANSAS, INC.

By:	/s/ Joseph Listengart
Name:	Joseph Listengart
Title:	Vice President

BARCLAYS BANK PLC, as Successor Administrative Agent and Lender

By:	/s/ Kevin Cullen
Name: Kevin Cullen
Title: Director

CITIBANK, N.A., as Current Administrative Agent and a Lender

By:	/s/ Andrew Sidford

Name: Andrew Sidford Title: Vice President

BANK OF AMERICA, N.A.,

By:	/s/ Sandra M. Serie

Name: Sandra M. Serie Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

By:	/s/ Andrew Oram

Name: Andrew Oram Title: Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

By:	/s/ Shaheen Malik

Name: Shaheen Malik Title: Vice President

By:	/s/ Michael Spaight

Name: Michael Spaight Title: Associate

Notice Address: CREDIT SUISSE ELEVEN MADISON AVENUE NEW YORK, NEW YORK 10010 Attention: Chevel Nelson Telephone: (212) 325-0880 Facsimile: (212) 743-2780

DEUTSCHE BANK AG NEW YORK BRANCH,

By:	/s/ Michael Getz

Name: Michael Getz Title: Vice President

By:	/s/ Marcus M. Tarkington

Name: Marcus M. Tarkington Title: Director

JPMORGAN CHASE BANK, N.A.,

/s/ Stephanie Balette

Name: Stephanie Balette Title: Authorized Officer

LENDERS: ROYAL BANK OF CANADA,

By:	/s/ Jason S. York

Name: Jason S. York Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC,

By:	/s/ Matthew Main

Name: Matthew Main Title: Authorised Signatory

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Mary E. Evans

Name: Mary E. Evans Title: Associate Director

By:	/s/ Irja R. Otsa

Name: Irja R. Otsa Title: Associate Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:	/s/ Mark Oberreuter

Name: Mark Oberreuter Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Mark Sparrow

Name: Mark Sparrow Title: Director

COMPASS BANK,

/s/ Greg Determann

Name: Greg Determann

Title: Vice President

Notice Address:

BBVA Compass – Oil & Gas Banking

24 Greenway Plaza, Suite 1400A

Houston, TX 77044

Attention: Stacey Box

Telephone: 713-993-8580

Facsimile: 867-327-4936

DNB BANK ASA, GRAND CAYMAN BRANCH,

By:	/s/ Kjell Tore Egge

Name: Kjell Tore Egge Title: Senior Vice President

By:	/s/ Andrea Ozbolt

Name: Andrea Ozbolt Title: Vice President

MIZUHO CORPORATE BANK, LTD.,

By:	/s/ Raymond Ventura

Name: Raymond Ventura Title: Deputy General Manager

SUNTRUST BANK,

By:	/s/ Scott A. Mackey

Name: Scott A. Mackey Title: Director

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Kevin Utsey

Name: Kevin Utsey Title: Director
Notice Address: Bank of Montreal 700 Louisiana St., Suite 2100 Houston, TX 77002 Attention: Kevin Utsey Telephone: (713) 546-9720 Facsimile: (713) 223-4007

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as a Lender

By:	/s/ Trudy W. Nelson

Name: Trudy W. Nelson Title: Executive Director

By:	/s/ Robert W. Casey

Name: Robert W. Casey Title: Executive Director
Notice Address: 333 Clay Street, Suite 4150 Houston, TX 77002 Attention: Trudy W. Nelson Telephone: 713-210-4103 Facsimile: 713-210-4129

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Darrell Stanley

Name: Darrell Stanley Title: Managing Director

By:	/s/ Sharada Manne

Name: Sharada Manne Title: Director
Notice Address: 1301 Avenue of the Americas New York, NY 10019 Attention: Gener Daivd Telephone: (732) 590-7751 Facsimile: (917) 849-5440 E-Mail: gener.david@ca-cib.com

ING CAPITAL LLC,

By:	/s/ Subha Pasumarti

Name: Subha Pasumarti Title: Director

NATIXIS, NEW YORK BRANCH,

By:	/s/ Daniel Payer

Name: Daniel Payer Title: Managing Director

By:	/s/ Louis P. Laville, III

Name: Louis P. Laville, III Title: Managing Director

NOMURA CORPORATE FUNDING AMERICAS, LLC,

By:	/s/ Carl Mayer

Name: Carl Mayer Title: Managing Director
Notice Address: Nomura Securities International, Inc. 2 World Financial Center, Building B New York, NY 10281-1198 Attention: Chief Legal Officer Telephone: 212-667-9278 Facsimile: 646-587-1698

THE TORONTO-DOMINION BANK,

By:	/s/ Frazer Scott

Name: Frazer Scott Title: Managing Director

By:	/s/ Ben Montgomery

Name: Ben Montgomery Title: Vice President & Director

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Mazakazu Hasegawa

Name: Mazakazu Hasegawa Title: General Manager

SCHEDULE A

TO ACQUISITION INCREMENTAL

JOINDER

Name of New Loan Lender	Amount of New Revolving Credit Commitment
Barclays Bank PLC	$111,200,000.00
Bank of America, N.A.	$42,300,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$42,300,000.00
Citibank, N.A.	$42,300,000.00
Credit Suisse AG, Cayman Islands Branch	$42,300,000.00
Deutsche Bank AG New York Branch	$42,300,000.00
JPMorgan Chase Bank, N.A.	$42,300,000.00
Royal Bank of Canada	$42,300,000.00
The Royal Bank of Scotland PLC	$42,300,000.00
UBS AG, Stamford Branch	$42,300,000.00
Wells Fargo Bank, National Association	$42,300,000.00
The Bank of Nova Scotia	$16,600,000.00
BMO Harris Financing, Inc.	$16,600,000.00
Canadian Imperial Bank of Commerce, New York Agency	$16,600,000.00
Compass Bank	$16,600,000.00
Credit Agricole Corporate and Investment Bank	$16,600,000.00
DNB Bank ASA, Grand Cayman Branch	$16,600,000.00
ING Capital LLC	$16,600,000.00
Mizuho Corporate Bank, LTD.	$16,600,000.00
Natixis	$16,600,000.00
Nomura Corporate Funding Americas, LLC	$16,600,000.00
Sumitomo Mitsui Banking Corporation	$16,600,000.00
SunTrust Bank	$16,600,000.00
The Toronto-Dominion Bank	$16,600,000.00
Total:	$750,000,000